May 17, 2024

Better Choice Company Announces First Quarter 2024 Results

EPS Growth of 28% Year Over Year to $(3.60)
Adjusted EBITDA[1] Growth of 27% Year Over Year to $(1.4) Million
Adjusted EBITDA Margin[1] of (18)%, a 299 Basis Point Expansion Year Over Year

TAMPA, Fla., May 17, 2024 (GLOBE NEWSWIRE) -- Better Choice Company Inc. (NYSE American: BTTR) (the “Company” or “Better Choice”), a pet health and wellness company, today announced its results for the first quarter ended March 31, 2024.

FIRST QUARTER 2024 HIGHLIGHTS

- Net revenue of $7.9 million
- Gross margin of 33%
- Net loss improved 19% to $(2.8) million
- Earnings (loss) per share ("EPS") improved 28% to $(3.60) per share
- Adjusted EBITDA[1] improved 27% year over year to $(1.4) million
- Adjusted EBITDA margin[1] improved 299 basis points year over year to (18)%

During the first quarter of 2024, Better Choice generated $7.9 million in net sales, with approximately 75% of volume driven by its Halo Holistic® product line across its E-Commerce and International channels. The Company successfully launched its Halo Elevate line on Chewy, where it's gaining traction and consumer satisfaction with an average product rating of 4.6 stars. "We are executing a digital first strategy in our domestic business and have implemented marketing investment shifts to grow brand awareness and discoverability," says Kent Cunningham, CEO of Better Choice. "We are focused on optimizing our portfolio and addressing consumer barriers to purchase. We have improved our inventory levels by approximately 50% in the last 15 months, and have sustained improvement in fill rates to an average of 96% for the quarter," continues Mr. Cunningham. "The positive trend realized in adjusted EBITDA[1] and EPS are a result of the continued organizational change management as we continue to move the business towards profitable growth."

[1] *Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP measures. Reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.*

Better Choice Company Inc.
Unaudited Condensed Consolidated Statements of Operations
(Dollars in thousands)

	Three Months Ended March 31,	
	2024	2023
Net sales	$ 7,903	$ 9,237
Cost of goods sold	5,289	5,996
Gross profit	2,614	3,241
Operating expenses:		
Selling, general and administrative	5,080	6,496
Total operating expenses	5,080	6,496
Loss from operations	(2,466)	(3,255)
Other expenses:		
Interest expense, net	(362)	(229)
Total other expense, net	(362)	(229)
Net loss before income taxes	(2,828)	(3,484)
Income tax expense	2	—
Net loss available to common stockholders	$ (2,830)	$ (3,484)
Weighted average number of shares outstanding, basic	786,745	692,615
Weighted average number of shares outstanding, diluted	786,745	692,615
Net loss per share available to common stockholders, basic	$ (3.60)	$ (5.03)
Net loss per share available to common stockholders, diluted	$ (3.60)	$ (5.03)

Better Choice Company Inc.
Unaudited Condensed Consolidated Balance Sheets
(Dollars in thousands, except share amounts)

	March 31, 2024	December 31, 2023
Assets		
Cash and cash equivalents	$ 3,876	$ 4,455
Accounts receivable, net	4,340	4,354
Inventories, net	5,201	6,611
Prepaid expenses and other current assets	1,169	812
Total Current Assets	14,586	16,232
Fixed assets, net	198	230
Right-of-use assets, operating leases	106	120
Goodwill	405	—
Other assets	149	155
Total Assets	$ 15,444	$ 16,737
Liabilities & Stockholders' Equity		
Current Liabilities		
Accounts payable	$ 7,478	$ 6,928
Accrued and other liabilities	1,505	2,085
Line of credit	2,171	1,741
Term loan, net	3,054	2,881
Operating lease liability	58	57
Total Current Liabilities	14,266	13,692
Non-current Liabilities		
Operating lease liability	52	67
Total Non-current Liabilities	52	67
Total Liabilities	14,318	13,759
Stockholders' Equity		
Common Stock, $0.001 par value, 200,000,000 shares authorized, 823,650 & 729,026 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	34	32
Additional paid-in capital	325,264	324,288
Accumulated deficit	(324,172)	(321,342)
Total Stockholders' Equity	1,126	2,978
Total Liabilities and Stockholders' Equity	$ 15,444	$ 16,737

Better Choice Company Inc.
Non-GAAP Measures

Adjusted EBITDA

We define Adjusted EBITDA as EBITDA further adjusted to eliminate the impact of certain items that we do not consider indicative of our core operations. Adjusted EBITDA is determined by adding the following items to net (loss) income: interest expense, tax expense, depreciation and amortization, share-based compensation, warrant expense, impairment of goodwill, loss on disposal of assets, change in fair value of warrant liabilities, gain or loss on extinguishment of debt, equity and debt offering expenses and other non-recurring expenses.

We present Adjusted EBITDA as it is a key measure used by our management and board of directors to evaluate our operating performance, generate future operating plans and make

strategic decisions regarding the allocation of capital. We believe that the disclosure of Adjusted EBITDA is useful to investors as this non-GAAP measure forms the basis of how our management team reviews and considers our operating results. By disclosing this non-GAAP measure, we believe that we create for investors a greater understanding of and an enhanced level of transparency into the means by which our management team operates our company. We also believe this measure can assist investors in comparing our performance to that of other companies on a consistent basis without regard to certain items that do not directly affect our ongoing operating performance or cash flows.

Adjusted EBITDA does not represent cash flows from operations as defined by GAAP. Adjusted EBITDA has limitations as a financial measure and you should not consider it in isolation, or as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net (loss) income, gross margin, and our other GAAP results.

The following table presents a reconciliation of net loss, the closest GAAP financial measure, to EBITDA and Adjusted EBITDA for each of the periods indicated (in thousands):

Reconciliation of Net Loss to EBITDA and Adjusted EBITDA

	Three Months Ended March 31,	
	2024	2023
Net loss available to common stockholders	$ (2,830)	$ (3,484)
Interest expense, net	362	229
Income tax expense	2	—
Depreciation and amortization	35	424
EBITDA	**(2,431)**	**(2,831)**
Non-cash share-based compensation (a)	518	861
Loss on disposal of assets	—	11
Transaction related (b)	323	—
Non-recurring strategic branding initiatives (c)	26	—
Non-recurring and other expenses (d)	164	47
Adjusted EBITDA	**$ (1,400)**	**$ (1,912)**

(a) Non-cash expenses related to equity compensation awards. Share-based compensation is an important part of the Company's compensation strategy and without our equity compensation plans, it is probable that salaries and other compensation related costs would be higher.

(b) Transaction-related legal fees and professional fees related to single occurrence business matters.

(c) Single occurrence expenses related to marketing agency and design, strategic re-branding initiatives, Elevate® launch, product innovation and reformulations.

(d) Other single occurrence expenses such as legal settlements, employee severance, executive recruitment, transition of our dry kibble co-manufacturing supplier, and other non-recurring fees.

About Better Choice Company Inc.

Better Choice Company Inc. is a pet health and wellness company focused on providing pet products and services that help dogs and cats live healthier, happier and longer lives. We offer a broad portfolio of pet health and wellness products for dogs and cats sold under our Halo brand across multiple forms, including foods, treats, toppers, dental products, chews, and supplements. We have a demonstrated, multi-decade track record of success and are well positioned to benefit from the mainstream trends of growing pet humanization and consumer focus on health and wellness. Our products consist of kibble and canned dog and cat food, freeze-dried raw dog food and treats, vegan dog food and treats, oral care products

and supplements. Halo's core products are made with high-quality, thoughtfully sourced ingredients for natural, science-based nutrition. Each innovative recipe is formulated with leading veterinary and nutrition experts to deliver optimal health. For more information, please visit https://www.betterchoicecompany.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believe," "may," "estimate," "continue," "anticipate," "intend," "should," "plan," "could," "target," "potential," "is likely," "will," "expect" and similar expressions, as they relate to us, are intended to identify forward-looking statements. The Company has based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Some or all of the results anticipated by these forward-looking statements may not be achieved. Further information on the Company's risk factors is contained in our filings with the SEC. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Company Contact:
Better Choice Company Inc.
Kent Cunningham, CEO

Investor Contact:
KCSA Strategic Communications
Valter Pinto, Managing Director
T: 212-896-1254
Valter@KCSA.com

BETTER CHOICE COMPANY

Source: Better Choice Company Inc.